Exhibit 10.25

AGREEMENT TO UNWIND AND MUTUAL RELEASE

THIS AGREEMENT TO UNWIND AND MUTUAL RELEASE (the "Agreement"), dated as of February 11, 2019 (the “Effective Date”), is entered into between TODD A. CORRELL, with an address located at c/o Broadsmart Florida, Inc., 1314 E. Las Olas Blvd. Suite 1044, Fort Lauderdale, FL 33301 (“Correll”), THOMAS J. THARRINGTON, with an address located at c/o Broadsmart Florida, Inc., 1314

E. Las Olas Blvd. Suite 1044, Fort Lauderdale, FL 33301 (“Tharrington” and together with Correll, “Seller”), and Broadsmart Florida, Inc., a corporation organized under the laws of the State of Florida with its principal address located at 1314 E. Las Olas Blvd. Suite 1044, Fort Lauderdale, FL 33301 (the “Company” and together with Seller, “Broadsmart”), on one side, and NEXXIS INC., with an address located at 48 South Service Road, Melville, NY 11747 (“Buyer”), on the other side. Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties”.

RECITALS

WHEREAS, on November 5, 2018 (the “Closing Date”), Buyer entered into and closed that certain Stock Purchase Agreement (the “SPA ”) with Seller and the Company pursuant to which Buyer acquired from Seller 100 shares of common stock (collectively, the “Shares”) of the Company, representing 100% of the issued and outstanding shares of common stock of the Company, in consideration of (i) a cash payment of $12,500 and (ii) 15% of the customer billing of the Company not including any taxes billed on client invoices (the “Broadsmart Acquisition”);

WHEREAS, on January 30, 2019, Seller informed Buyer it learned that the Company’s previous three

(3) years of income tax filings with the State of Florida (collectively, the Invalid Tax Filings”) were filed under an incorrect Federal Tax ID Number;

WHEREAS, the Invalid Tax Filings potentially pose certain tax and tariff liabilities to Buyer;

WHEREAS, in order to resolve the aforementioned disclosure failure and related potential tax and tariff liabilities to Buyer, the Parties have agreed to unwind and rescind the Broadsmart Acquisition whereby the SPA and the Broadsmart Acquisition shall be rescinded in their entirety and shall be considered null and void as if never entered into or closed.

WHEREAS, the Parties have, between themselves, negotiated a complete resolution of any and all disputes, claims or potential claims arising between them and intend, by the terms of this Agreement, to memorialize the resolution of all disputes, claims or potential claims between the Parties arising during their relationship.

NOW, THEREFORE, in consideration of the recitals stated above, which all Parties agree are accurate and complete, the agreements, promises and warranties set forth below and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

TERMS OF AGREEMENT

1.	The above Recitals are hereby made a part of this Agreement.

2.     The Parties acknowledge and agree that the SPA, Broadsmart Acquisition and all transactions contemplated thereby, and any other contractual agreements between the Parties, whether oral or written, are rescinded in their entirety and shall be considered null and void upon the execution of this Agreement, and all consideration deliverable by Buyer and Seller shall be returned to the respective issuing and paying Parties.

3.      Upon execution of this Agreement, the Parties release and forever discharge each other and their respective agents, servants, employees, proprietors, partners, officers, directors, shareholders, subsidiaries, attorneys, predecessors, successors, assigns, heirs, survivors and personal representatives of and from any and all known or unknown claims, debts, liabilities, demands, obligations, damages, losses, costs, expenses, attorney' s fees, actions and causes of action, from the beginning of time to the effective date of this Agreement. From the date of this Agreement, the Parties agree that they will not initiate any complaint, suit, or action of any kind against each other, in law or equity, before a state court, federal court, foreign court, or administrative body; except as necessary to enforce the terms of this Agreement.

4.     Each of the Parties hereby represents and warrants to the other that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity any claims, debts, liabilities, demands, obligations, damages, losses, costs, expenses, attorneys' fees, actions or causes of action discharged and/or released herein. Each of the Parties agrees to indemnify, hold harmless and defend (including the payment of actual attorneys' fees, costs and expenses) the other of and from any claims, debts, liabilities, demands, obligations, damages, losses, costs, expenses, attorneys' fees, actions or causes of action that are in any way based on or arise out of any such assignment or transfer.

5.    The Parties each agree that they will not directly or indirectly make any negative or disparaging remarks or communications about or relating to the other Parties hereto, their members, operations, their business, their officers, Board members, their employees, their independent contractors or affiliates. The Parties specifically agrees that they will not directly or indirectly contact the press, will not make any statements for public dissemination, and will not respond to inquiries from the press regarding this Agreement or the other Parties.

6.  Each of the Parties represents and warrants that it has been represented by separate legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement and in connection with the preparation and execution of this Agreement; that it has carefully and thoroughly reviewed this Agreement in its entirety with counsel and that it understands the terms used herein.

7.  Each party has had the opportunity to investigate this matter, determine the advisability of entering into this Agreement and has entered into this Agreement freely and voluntarily. Each of the Parties acknowledges that in executing this Agreement they rely solely on their own judgment, belief and knowledge and on such advice as they may have received from their own counsel and that they have not been influenced by any representation or statements made by any of the other Parties or their counsel. No provision in this Agreement is to be interpreted for or against any of the Parties because that Party or its counsel drafted such provision.

8.    This Agreement embodies the entire understanding and agreement of the Parties concerning the resolution of all disputes, claims or potential claims between them that arose during their working relationship and as such, it fully supersedes any other oral or written understandings, agreements, representations and warranties between them relating thereto.

9.   The terms and conditions contained in this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, survivors and personal representatives of each of the Parties.

10. The Parties, and each of them, agree to execute such other documents and take such other immediate action as may reasonably be necessary to accomplish the purpose of this Agreement.

11.  In the event that any condition, covenant or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement. If such condition, covenant or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

12.  No breach of any provision of this Agreement shall be deemed waived unless it is waived in writing. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of this Agreement.

13.  This Agreement can only be amended or modified by a written agreement duly executed by all of the Parties.

14.  Any corporation signing this Agreement represents and warrants that such execution is in compliance with any required resolution of its Board of Directors, duly adopted at a meeting of such Board of Directors. Any individual signing this Agreement on behalf of another individual, a corporation or a partnership represents and warrants that he or she has full authority to do so.

15.   The Parties acknowledge that for the purpose of enforcing the terms of this Agreement or entering judgment appropriate jurisdiction and venue shall lie within the Jurisdiction of the State of Florida. This Agreement shall be governed by and construed and enforced under the laws of the State of Florida.

16.  In the event either party commences any action in a court of law to enforce this Agreement or obtain damages for the breach of this Agreement, the prevailing Party shall be entitled to an award of its actual attorneys' fees and costs incurred in such action.

17.    This Agreement may be executed in counterparts, and each counterpart shall be considered an original. This Agreement shall not be effective in any way as to any of the Parties until fully executed by all parties and until counsel for each of the Parties has been delivered a fully executed counterpart thereof.

18.  The Parties agree that upon the execution of this Agreement they will return any and all confidential and proprietary business information in their possession belonging to any other Party including, but not limited to, any books and records, statements of account, individual member or shareholder information, business and marketing plans, customer lists and vendor lists.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the Effective Date first above written.

 SELLER:

_______________________________

Todd A. Correll

_______________________________

Thomas J. Tharrington

COMPANY:

BROADSMART FLORIDA, INC.

By:_____________________________

Name:Todd Correll

Title:	CEO

BUYER:

NEXXIS INC.

By:_____________________________

Charles M. Piluso

Title:	CEO

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